As filed with the Securities and Exchange Commission on September 11, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ExactTarget, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7372	20-1367351
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

20 North Meridian Street, Suite 200

Indianapolis, Indiana 46204

(317) 423-3928

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Scott D. Dorsey

Chief Executive Officer

20 North Meridian Street, Suite 200

Indianapolis, Indiana 46204

(317) 423-3928

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard B. Adler Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, DC 20036-5306	Steven K. Humke Ice Miller LLP One American Square Suite 2900 Indianapolis, IN 46282-0200	J. Robert Suffoletta, Jr. Wilson Sonsini Goodrich & Rosati, P.C. 900 South Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, TX 78746

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-183586

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, par value $0.0005 per share	1,150,000	$22.50	$25,875,000	$2,966

(1)	Represents only the additional number of shares being registered and includes 150,000 shares which the underwriters have the option to purchase. Does not include the 7,475,000 shares that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-183586).

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-183586) initially filed by ExactTarget, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on August 28, 2012, as amended on September 6, 2012 and September 7, 2012, which the SEC declared effective on September 11, 2012 (the “Registration Statement”), are incorporated herein by reference. The Company is filing this registration statement with the SEC for the sole purpose of increasing by 1,150,000 shares the number of shares of our common stock to be registered for sale by certain selling stockholders pursuant to the Registration Statement.

The required opinions and consents are listed on the exhibit index attached hereto and filed herewith or incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on September 11, 2012.

EXACTTARGET, INC. (Registrant)

By:	/s/ Traci M. Dolan
Traci M. Dolan
Chief Administrative Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on September 11, 2012:

Signature		Title

By:	* Scott D. Dorsey	Chief Executive Officer and Chairman (Principal Executive Officer)

By:	* Steven A. Collins	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

By:	* Michael M. Brown	Director

By:	* Matthew W. Ferguson	Director

By:	* Timothy I. Maudlin	Director

By:	* Rory T. O’Driscoll	Director

By:	* Scott M. Maxwell	Director

By:	* David L. Yuan	Director

*By:	/s/ Traci M. Dolan
Traci M. Dolan Attorney-in-Fact

II-1

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Ice Miller LLP

23.1	Consent of Ice Miller LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Powers of Attorney (incorporated herein by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-183586, filed with the SEC on August 28, 2012, as amended)